Exhibit 10.3

SCHEDULE OF PARTIES TO
MANAGEMENT AND EXECUTIVE EMPLOYMENT AGREEMENT

Parties to current form of amended and restated management agreement:

Name	Title
H. Chris Killingstad	President and Chief Executive Officer
David W. Huml	Senior Vice President, Global Marketing
Carol E. McKnight	Senior Vice President, Global Human Resources
Thomas Paulson	Senior Vice President and Chief Financial Officer
Michael Schaefer	Senior Vice President, Chief Technical Officer
Donald B. Westman	Senior Vice President, Global Operations
Heidi M. Wilson	Senior Vice President, General Counsel and Secretary
Richard H. Zay	Senior Vice President, The Americas